EXHIBIT 10.25

                   COMMONWEALTH OF AUSTRALIA

              Petroleum (Submerged Lands) Act 1967

          EXPLORATION PERMIT FOR PETROLEUM NO. AC/P19

I, WARWICK RAYMOND PARER, the Designated Authority in respect of the adjacent area in respect of the Territory of Ashmore and Cartier Islands, hereby grant to:

                  Indo-Pacific Energy Ltd. and
                         Mosaic Oil NL

an exploration permit for petroleum in respect of the blocks described hereunder being blocks within the abovementioned area, subject to the conditions summarized hereunder, to have effect for a period of six years from and including the date hereof.

INTERPRETATION

In this permit, "the Act" means the Act under which this permit is granted and includes any Act with which that Act is incorporated and words used in this permit have the same respective meanings as in the Act.

Dated this thirteenth day of May, 1997.

MADE under the Petroleum (Submerged Lands) Act 1967 of the
Commonwealth of Australia.

/s/ Warwick Parer
Warwick Parer
Designated Authority

DESCRIPTION OF BLOCKS

(The reference hereunder is to the name of the map sheet of the 1:1 000 000 series published by the Designated Authority and the numbers of graticular sections shown thereon)

MAP SHEET SC 51 (TIMOR)

Block Nos

3007      3008      3079      3080      3081
3082      3151      3152      3153      3154
3155      3223      3224      3225      3226
3227      3297 part 3298 part

Assessed to contain 18 blocks

CONDITIONS

1. (1) Subject to clause (2), during the term of the permit set out in the first column of the following table, the permitee:

(a) shall carry out in or in relation to the permit area, to a standard acceptable to the Designated Authority, the work specified in the minimum work requirements set out opposite that year in the second column of the table;

(b) may carry out in or in relation to the permit area, to a standard acceptable to the Designated Authority, all or part of the work specified in the minimum work requirements of a subsequent year or years of that term set out opposite that year or those years in the second column of the table; and

(c) may carry out in or in relation to the permit area, to a standard acceptable to the Designated Authority, work in addition to the work specified in the minimum work requirements set out opposite that year and in the subsequent year or years, if any, of that term in the second column of the table.

(2) The permitee shall not commence any works or petroleum exploration operations in the permit area except with and in accordance with the approval in writing of the Designated
Authority, or a person authorised by the Designated Authority, to give that approval.

(3) For the purpose of this clause, any work to be carried out or carried out in accordance with clause 1(b) shall, if the Designated Authority, in his discretion by instrument in writing so approves, by treated as it were to be carried out or had been carried out in the subsequent year or years of the term of the permit specified by the Designated Authority, in that instrument.

                                        Estimated
Year of        Work Requirements        Expenditure
Term of        in Constant Dollars      Constant
Permit

(INDICATIVE ONLY)

FIRST          Collection of collation of data.
$200 000
               Seismic reprocessing
SECOND         Mapping on workstation, and seismic
200 000
               attribute analysis. Prospect and lead delineation
THIRD          Run seismic grid over Cartier depression fan
500 000        leads, 300 km

FOURTH         Run additional seismic if necessary. Map
500 000        and interpret data

FIFTH          One (1) well
8 000 000

SIXTH          Reinterpretation and evaluation of results
200 000

1A. During the first 3 year period of the term of the permit the permitee must complete the work specified in the minimum work requirements for the years in that period.
2. The permitee shall not recover any petroleum from the permit area except as a result of production testing of a well.
3.   The permitee shall:

(a) furnish to the Designated Authority, in such form as the Designated Authority may from time to time require, full particulars of the quantity of petroleum recovered by the permittee; and

(b) permit a person authorised in writing for the purpose by the Designated Authority, or an inspector, to test or examine any measuring device installed that has been, is being or it to be used by the permittee to measure the quantity of any petroleum recovered in the permit area.

4. The permittee shall not construct any installation or install any equipment in the permit area except with and in accordance with the approval in writing of the Designated Authority or a person authorised in writing by the Designated Authority to give that approval.

5. The permittee shall not abandon, suspend or complete any well except with and in accordance with the approval in writing of the Designated Authority or of a person authorised by the Designated Authority to give that approval.

6.   The permittee shall at all times comply with -

(a) the provisions of the Act and any regulations for the time being in force under the Act; and

(b) all directions given to it under the Act or regulations for the time being in force under the Act.

7. In carrying out its operations in the permit area the permittee shall take adequate measures for the protection of the environment and shall comply with directions of the Designated
Authority in relation thereto.

8. It is a condition of this permit that the permittee complies with the requirements of section 97A of the Act.